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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

         Meridian Healthcare Growth and Income Fund Limited Partnership
                (Name of Registrant as Specified in Its Charter)

                        MACKENZIE PATTERSON FULLER, INC.
                               AND C. E. PATTERSON
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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June 21, 2005



TO:        UNIT HOLDERS OF MERIDIAN HEALTHCARE GROWTH AND INCOME FUND LIMITED
           PARTNERSHIP

SUBJECT:   UPCOMING CONSENT SOLICITATION REGARDING SALE OF PARTNERSHIP'S
           PROPERTIES

Dear Unit Holder:

We are writing you to let you know that the general partner of the Partnership is sending you a package soliciting your vote in favor of the sale of the Partnership's properties, liquidating the Partnership, and amending the Limited Partnership Agreement.

   Please do not provide your consent prior to receiving our proxy materials!

We will be sending you proxy materials requesting that you grant us a proxy to vote against the sale of the properties and against the amendment to the Limited Partnership Agreement (or, alternatively, that you vote against the solicitation yourself). We believe that the Partnership can sell its properties for far more than the current sale price, and we have retained a national senior living brokerage company that agrees that the sale price could be substantially higher. However, the general partner has agreed to sell the properties for only $50,000,000 without active marketing of the properties! In our experience, active marketing through a national brokerage firm almost always results in significantly higher sales prices. This is especially true in today's competitive market for income-producing properties.

     We believe the general partner is leaving a substantial amount of your and our money on the table!

As you know, we and our affiliates recently completed a tender offer for your Units, putting our money where our mouth is! We offered to purchase your Units for the $20 per Unit that the general partner projected you would receive from the sale of the properties at this price. Thus, we believe that your interest as a Unitholder is aligned with ours, because we are now owners of 124,629 Units, approximately 8% of the Partnership!

We expect to mail our proxy materials shortly after the General Partner mails its consent solicitation to you, so please wait to act on the general partner's solicitation until you receive our materials and have time to review them and consider our position. Thank you.

If you have any questions, please contact Chris Simpson at the number or email below.

                        MacKenzie Patterson Fuller, Inc.,
                               1640 School Street
                            Moraga, California 94556
                            Facsimile: (925) 631-9119
                                 (800) 854-8357
                                 chris@mpfi.com